UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2010

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51315	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

104 Coleman Boulevard, Savannah, Georgia	31408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 22, 2010, Citi Trends, Inc. (the “Company”) amended its revolving credit facility in an aggregate principal amount of $20 million (of which $5 million will be available for the issuance of letters of credit) with Bank of America (the “Credit Agreement”) to extend the term until March 22, 2012.  The Company also caused its subsidiary, Citi Trends Marketing Solutions, Inc., to be joined as a party to, and guarantor under, the Credit Agreement.  The loans under the Credit Agreement are available for short-term working capital and other general corporate purposes of the Company.  The Company has not yet had a need to borrow under the Credit Agreement.

The Credit Agreement is unsecured with an agreement not to pledge any of the assets of the Company and an agreement not to provide a negative pledge to any other party. Loans under the Credit Agreement shall bear interest at either (a) a rate equal to the highest of (i) the Federal Funds Rate plus 0.50%, (ii) LIBOR plus 1.0% and (iii) Bank of America’s prime rate, plus an applicable margin; or (b) a rate equal to LIBOR plus an applicable margin. The applicable margin is dependent on the Company’s adjusted leverage ratio and ranges from 0.75% to 1.25% for loans bearing interest at the rate described under (a) above and from 1.75% to 2.25% for loans bearing interest at the rate described under (b) above.

The Credit Agreement includes customary representations, warranties, affirmative and negative covenants and events of default (and related remedies, including acceleration and increased interest rates following an event of default). It also contains a financial covenant tied to the Company’s adjusted leverage ratio.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 of this report is incorporated by reference in this Item 2.03.

Item. 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

March 16, 2010:

Ed Anderson will retire as an employee of the Company and from his role as Executive Chairman, effective April 2, 2010. He will stay on as non-executive Chairman of the Board.

Since April 2009, Mr. Anderson has served as an advisor and counselor to David Alexander, the Company’s President and Chief Executive Officer, and as Chairman of the Company’s Real Estate Committee. In addition to his other duties, Mr. Alexander will now chair the Real Estate Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: March 22, 2010
	By:	/s/ Bruce D. Smith

Name: Bruce D. Smith
Title: Chief Financial Officer